EXHIBIT 99.2

Milacron Inc.

Set forth below is information regarding preliminary unaudited financial  results of Milacron Inc. and its consolidated subsidiaries (the "Milacron") for the fourth quarter and full year of 2008, as well as certain selected financial information.

Milacron  had a net loss in the fourth quarter of 2008 of $12.3 million, or $2.41  per share (before the effect of goodwill impairment testing, which is not yet complete), which included $3.9 million in restructuring and other charges.  This compared to a net loss of $71.7 million, or $14.32 per share, in the fourth quarter of 2007.  The large year-ago net loss was caused primarily by a non-cash writedown of deferred tax assets of $63.0 million associated with the change of ownership of the majority of the company’s preferred stock, as well as by $10.7 million in restructuring and other charges.

Operating losses (EBIT) for the fourth quarter of 2008, including restructuring and other charges, were $3.5 million, compared to $1.2 million of operating earnings for the same quarter of 2007.  Sales for the 2008 fourth quarter were $175 million, down from $217 million a year ago.

Consolidated Year 2008 Results

Milacron’s net loss for the year was $24.9 million, or $6.18 per share, in 2008, including restructuring and other charges of $9.9 million, versus $87.1 million, or $19.25 per share, including restructuring and other charges of $16.3 million, in 2007.  In 2008 Milacron had operating earnings (EBIT) of $11.0 million, up from $4.8 million in 2007, in each case including restructuring and other charges.  Sales in 2008 were $788 million, down from $808 million in the prior year.

Segment Results

Machinery Technologies-North America  [machinery and related parts and services for injection molding, blow molding and extrusion supplied from North America, India and China]   Fourth quarter sales of $83 million were down from $92 million a year ago.  Segment earnings were $0.3 million, the same as in the fourth quarter of 2007.

For the year 2008, sales were $363 million, off slightly from $367 million in 2007.   Segment earnings rose to $19.5 million, up from $10.8 million a year ago.

Machinery Technologies-Europe  [machinery and related parts and services for injection molding and blow molding supplied from Europe]  Sales in the fourth quarter fell to $41 million from $60 million in the year-ago quarter, leading to a segment loss of $0.9 million compared to earnings of $3.3 million in the fourth quarter of 2007.

Sales for 2008 were $173 million, off from $181 million in 2007.   The segment loss for the year was $2.8 million compared to operating earnings of $3.3 million in the prior year.

Mold Technologies  [mold bases and related parts and services, as well as maintenance, repair and operating (MRO) supplies for injection molding worldwide]  Sales in the fourth quarter of $31 million declined from $38 million in the year-ago quarter.  Segment earnings fell to $1.6 million from $2.8 million in the fourth quarter of 2007.

Sales for 2008 were $142 million, off from $148 million in the prior year.  Segment earnings for the year rose, however, to $3.8 million from $1.9 million in 2007.

Industrial Fluids  [water-based and oil-based coolants, lubricants and cleaners for metalcutting and metalforming operations worldwide]  Fourth quarter sales were $26 million, down from $31 million in the year-ago quarter.  Segment earnings also declined to $2.1 million from $6.6 million. The fourth quarter 2007 was aided considerably by a $4.1 million favorable resolution of product liability claims.

Industrial fluids sales in 2008 were $126 million, up over $124 million in 2007.  Segment earnings fell to $13.0 million from $16.6 million in 2007.

Note: Financial results in this filing and accompanying tables are preliminary, unaudited and subject to change.

Selected 2008-09 Information

The following information is being provided for the sole purpose of making public certain information provided to representatives of Avenue Capital Group and DDJ Capital Management LLC in connection with their evaluation of restructuring transactions involving Milacron.  In connection with that evaluation, Milacron provided the modified financial segment preliminary sales and EBITDA before restructuring charges results for 2008 and forecasts for 2009 set forth below to such representatives.  Such segment information was modified in each case to exclude corporate allocation expense and, in the case of Machinery Technologies--North America, the results of Indian and Chinese operations. EBITDA before restructuring charges refers to earnings before restructuring charges, interest, taxes, depreciation and amortization and is reconciled to operating earnings for purposes of the presentation below.

($ in Millions)

	12 Months Ended December 31, 2008	12 Months Ending December 31, 2009

Machinery Technologies --North America
Sales	318.0	206.2
EBITDA Before Restructuring Charges	24.9	6.7
Restructuring Charges	1.4	.4
Depreciation and Amortization	4.5	4.6
Operating Earnings	19.0	1.7

Mold Technologies
Sales	141.6	111.1
EBITDA Before Restructuring Charges	6.7	6.5
Restructuring Charges	2.8	2.0
Depreciation and Amortization	2.7	2.5
Operating Earnings	1.2	2.0

Industrial Fluids
Sales	126.4	113.1
EBITDA Before Restructuring Charges	14.1	8.4
Restructuring Charges	.5	--
Depreciation and Amortization	1.8	1.9
Operating Earnings	11.8	6.5

Forward-Looking Statements

The above forward-looking statements by their nature involve risks and uncertainties that could significantly impact operations, markets, products and expected results, including the ongoing credit crisis, deteriorating global economic conditions,  the potential adverse impact of its Chapter 11 cases on Milacron's operations and relationships with customers and suppliers and its ability to enter into and close a definitive asset purchase agreement for the sale of its assets.  For further information please refer to the Cautionary Statement included in Milacron's most recent Form 10-Q on file with the Securities and Exchange Commission.  Milacron disclaims any obligation to update such forward-looking statements.

Milacron Inc. and Subsidiaries

			Fourth Quarter 2008

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007

Sales	$ 174,686,000	$ 216,582,000	$ 788,191,000	$ 807,868,000

Loss from continuing operations	(13,333,000)	(72,709,000)	(25,871,000)	(88,223,000)
Per Share
Basic	(2.59)	(14.52)	(6.37)	(19.48)
Diluted	(2.59)	(14.52)	(6.37)	(19.48)

Earnings from discontinued operations	1,002,000	1,037,000	1,002,000	1,172,000
Per Share
Basic	0.18	0.20	0.19	0.23
Diluted	0.18	0.20	0.19	0.23

Net loss	(12,331,000)	(71,672,000)	(24,869,000)	(87,051,000)
Per Share
Basic	(2.41)	(14.32)	(6.18)	(19.25)
Diluted	(2.41)	(14.32)	(6.18)	(19.25)

Common shares
Weighted average outstanding for basic EPS	5,670,000	5,167,000	5,377,000	5,008,000
Weighted average outstanding for diluted EPS	5,670,000	5,167,000	5,377,000	5,008,000
Outstanding at quarter end	6,033,000	5,486,000	6,033,000	5,486,000

Notes:
These statements are unaudited and subject to year-end adjustments including goodwill impairment testing, which is not yet complete.
Per-share amounts include accruals for preferred dividends and the effect of a beneficial conversion feature.

Consolidated Earnings
Milacron Inc. and Subsidiaries

			Fourth Quarter 2008

(In millions, except per-share data)	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007

Sales	$ 174.7	$ 216.6	$ 788.2	$ 807.9
Cost of products sold	140.0	168.0	627.6	644.9
Cost of products sold related to restructuring	-	0.2	0.4	0.2
Total cost of products sold	140.0	168.2	628.0	645.1
Manufacturing margins	34.7	48.4	160.2	162.8
Percent of sales	19.9%	22.3%	20.3%	20.2%

Other costs and expenses
Selling and administrative	33.1	39.3	138.8	144.6
Restructuring and other costs	3.9	7.2	9.5	12.3
Change in preferred stock ownership costs	-	1.4	-	1.9
Pension plan curtailment cost	-	1.9	-	1.9
Other income - net	1.2	(2.6)	0.9	(2.7)
Total other costs and expenses	38.2	47.2	149.2	158.0
Operating earnings (loss)	(3.5)	1.2	11.0	4.8
Interest expense - net	(8.3)	(7.8)	(32.9)	(31.4)
Loss from continuing operations before
income taxes	(11.8)	(6.6)	(21.9)	(26.6)
Provision (benefit) for income taxes (a)	1.5	66.1	4.0	61.7
Loss from continuing operations	(13.3)	(72.7)	(25.9)	(88.3)
Discontinued operations - net of income taxes (b)	1.0	1.0	1.0	1.2
Net loss	$ (12.3)	$ (71.7)	$ (24.9)	$ (87.1)
Loss per common share - basic and diluted
Continuing operations	$ (2.59)	$ (14.52)	$ (6.37)	$ (19.48)
Discontinued operations	0.18	0.20	0.19	0.23
Net loss	$ (2.41)	$ (14.32)	$ (6.18)	$ (19.25)

(a) In 2007, includes a $63 million non-cash charge associated with the change in ownership of a majority of the company's
Series B Preferred Stock, as announced in October, 2007.
(b) Represents adjustments of reserves related to prior divestitures.

Notes:
These statements are unaudited and subject to year-end adjustments including goodwill impairment testing, which is not yet complete.
Per-share amounts include accruals for preferred dividends and effect of beneficial conversion feature.

Consolidated Balance Sheets
Milacron Inc. and Subsidiaries

	Fourth Quarter 2008

(In millions)	December 31,	December 31,
	2008	2007

Assets
Cash and cash equivalents	$ 28.9	$ 40.8
Notes and accounts receivable-net	92.5	114.6
Inventories	164.2	179.7
Other current assets	16.4	34.9
Total current assets	302.0	370.0
Property, plant and equipment - net	98.4	106.4
Goodwill	87.5	90.5
Other noncurrent assets	35.4	36.0
Total assets	$ 523.3	$ 602.9

Liabilities and shareholders' deficit
Short-term borrowings and long-term debt due within one year	$ 46.7	$ 29.0
Trade accounts payable and advance billings and deposits	94.0	121.5
Accrued and other current liabilities	59.6	76.6
Total current liabilities	200.3	227.1
Long-term accrued liabilities	307.1	193.3
Long-term debt	244.6	231.9
Shareholders' deficit	(228.7)	(49.4)
Total liabilities and shareholders' deficit	$ 523.3	$ 602.9

Note: These statements are unaudited and subject to year-end adjustments including goodwill impairment testing, which is not yet complete.

Consolidated Cash Flows
Milacron Inc. and Subsidiaries
			Fourth Quarter 2008

(In millions)	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
Increase (decrease) in cash and cash equivalents
Operating activities cash flows
Net loss	$ (12.3)	$ (71.7)	$ (24.9)	$ (87.1)
Discontinued operations - net of income taxes	(1.0)	(1.0)	(1.0)	(1.2)
Depreciation and amortization	3.3	4.1	13.9	16.1
Restructuring and other costs	1.9	8.9	4.5	10.2
Working capital changes
Notes and accounts receivable	12.2	8.1	19.8	3.7
Inventories	18.3	5.8	12.4	(4.4)
Other current assets	3.9	0.9	7.2	(3.7)
Trade accounts payable	(3.7)	2.7	(14.9)	11.7
Other current liabilities	(23.8)	(16.2)	(20.5)	(13.3)
Deferred income taxes and other - net	(5.0)	68.0	(31.4)	77.6
Net cash provided (used) by operating activities	(6.2)	9.6	(34.9)	9.6

Investing activities cash flows
Capital expenditures	(1.8)	(3.6)	(8.7)	(9.6)
Net disposals of property, plant and equipment	-	0.1	0.7	0.3
Net cash used by investing activities	(1.8)	(3.5)	(8.0)	(9.3)

Financing activities cash flows
Issuance (repayments) of long-term debt	(0.4)	(1.0)	14.6	(1.6)
Increase (decrease) in short-term borrowings	6.4	(2.3)	18.0	1.0
Dividends paid	-	-	(0.1)	(0.2)
Net cash provided (used) by financing activities	6.0	(3.3)	32.5	(0.8)

Effect of exchange rate fluctuations on cash
and cash equivalents	(1.6)	0.5	(1.5)	2.8
Increase (decrease) in cash and cash equivalents	(3.6)	3.3	(11.9)	2.3

Cash and cash equivalents at beginning of period	32.5	37.5	40.8	38.5

Cash and cash equivalents at end of period	$ 28.9	$ 40.8	$ 28.9	$ 40.8

Note: These statements are unaudited and subject to year-end adjustments including goodwill impairment testing, which is not yet complete.

Segment and Supplemental Information
Milacron Inc. and Subsidiaries
			Fourth Quarter 2008

(In millions)	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
Machinery technologies North America
Sales	$ 83.0	$ 91.5	$ 363.1	$ 367.0
Operating cash flow (a)	1.5	1.6	24.6	16.6
Segment earnings	0.3	0.3	19.5	10.8
Percent of sales	0.4%	0.3%	5.4%	2.9%
New orders	64.4	98.8	323.8	378.2
Machinery technologies Europe
Sales	$ 40.5	$ 60.4	$ 172.5	$ 180.5
Operating cash flow (a)	-	4.5	0.9	7.3
Segment earnings (loss)	(0.9)	3.3	(2.8)	3.3
Percent of sales	-2.2%	5.5%	-1.6%	1.8%
New orders	23.4	50.5	152.6	188.5
Mold technologies
Sales	$ 31.2	$37.6	$ 141.6	$ 148.2
Operating cash flow (a)	2.3	3.9	6.6	6.4
Segment earnings (loss)	1.6	2.8	3.8	1.9
Percent of sales	5.1%	7.4%	2.7%	1.3%
New orders	30.4	37.2	140.8	147.8
Eliminations
Sales	$ (6.1)	$ (4.2)	$ (15.0)	$ (11.8)
New orders	(3.4)	(4.6)	(14.8)	(12.9)
Total plastics technologies
Sales	$ 148.6	$ 185.3	$ 662.2	$ 683.9
Operating cash flow (a)	3.8	10.0	32.1	30.3
Segment earnings	1.0	6.4	20.5	16.0
Percent of sales	0.7%	3.5%	3.1%	2.3%
New orders	114.8	181.9	602.4	701.6
Industrial fluids
Sales	$ 26.1	$31.3	$ 126.0	$ 124.0
Operating cash flow (a)	2.5	7.0	14.7	18.2
Segment earnings	2.1	6.6	13.0	16.6
Percent of sales	8.0%	21.1%	10.3%	13.4%
New orders	26.1	31.3	125.9	124.0
Total continuing operations
Sales	$ 174.7	$ 216.6	$ 788.2	$ 807.9
Operating cash flow (a)	3.7	16.0	34.8	37.2
Segment earnings	3.1	13.0	33.5	32.6
Restructuring and other costs	(3.9)	(7.4)	(9.9)	(12.5)
Change in preferred stock ownership costs	-	(1.4)	-	(1.9)
Pension plan curtailment cost	-	(1.9)	-	(1.9)
Corporate expenses	(2.6)	(1.0)	(11.9)	(11.1)
Other unallocated expenses	(0.1)	(0.1)	(0.7)	(0.4)
Operating earnings (loss)	(3.5)	1.2	11.0	4.8
Percent of sales	-2.0%	0.6%	1.4%	0.6%
New orders	140.9	213.2	728.3	825.6
Ending backlog	65.8	129.1	65.8	129.1
(a) Represents EBITDA (earnings before interest, income taxes, depreciation and amortization) before restructuring costs.
Note: These statements are unaudited and subject to year-end adjustments including goodwill impairment testing, which is not yet complete.

Reconciliation of Earnings to Operating Cash Flows
Milacron Inc. and Subsidiaries

			Fourth Quarter 2008

(In millions)	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007

Machinery technologies North America
Segment earnings	$ 0.3	$ 0.3	$ 19.5	$ 10.8
Depreciation and amortization	1.2	1.3	5.1	5.8
Operating cash flow	1.5	1.6	24.6	16.6

Machinery technologies Europe
Segment earnings (loss)	$ (0.9)	$ 3.3	$ (2.8)	$ 3.3
Depreciation and amortization	0.9	1.2	3.7	4.0
Operating cash flow	-	4.5	0.9	7.3

Mold technologies
Segment earnings (loss)	$ 1.6	$ 2.8	$ 3.8	$ 1.9
Depreciation and amortization	0.7	1.1	2.8	4.5
Operating cash flow	2.3	3.9	6.6	6.4

Total plastics technologies
Segment earnings	$ 1.0	$ 6.4	$ 20.5	$ 16.0
Depreciation and amortization	2.8	3.6	11.6	14.3
Operating cash flow	3.8	10.0	32.1	30.3

Industrial fluids
Segment earnings	$ 2.1	$ 6.6	$ 13.0	$ 16.6
Depreciation and amortization	0.4	0.4	1.7	1.6
Operating cash flow	2.5	7.0	14.7	18.2

Total continuing operations
Net loss	$ (12.3)	$ (71.7)	$ (24.9)	$ (87.1)
Discontinued operations - net of income taxes (a)	(1.0)	(1.0)	(1.0)	(1.2)
Provision (benefit) for income taxes (b)	1.5	66.1	4.0	61.7
Interest expense - net	8.3	7.8	32.9	31.4
Restructuring and other costs	3.9	7.4	9.9	12.5
Change in preferred stock ownership costs	-	1.4	-	1.9
Pension plan curtailment cost	-	1.9	-	1.9
Depreciation and amortization	3.3	4.1	13.9	16.1
Operating cash flow	$ 3.7	$ 16.0	$ 34.8	$ 37.2

(a) Represents adjustments of reserves related to prior divestitures.
(b) In 2007, includes a $63 million non-cash charge associated with the change in ownership of a majority of the company's
Series B Preferred Stock, as announced in October, 2007.
Note: These statements are unaudited and subject to year-end adjustments including goodwill impairment testing, which is not yet complete.

Historical Information

(In millions, except per-share data)
	2007					2008
	Qtr 1	Qtr 2	Qtr 3	Qtr 4	Year	Qtr 1	Qtr 2	Qtr 3	Qtr 4	Year

Sales	$ 190.3	$ 197.3	$ 203.7	$ 216.6	$ 807.9	$ 202.8	$ 215.7	$ 195.0	$ 174.7	$ 788.2
Cost of products sold	154.8	158.6	163.5	168.0	644.9	164.2	167.5	155.9	140.0	627.6
Cost of products sold related to restructuring	-	-	-	0.2	0.2	-	-	0.4	-	0.4
Total cost of products sold	154.8	158.6	163.5	168.2	645.1	164.2	167.5	156.3	140.0	628.0

Manufacturing margins	35.5	38.7	40.2	48.4	162.8	38.6	48.2	38.7	34.7	160.2

Other costs and expenses
Selling and administrative	35.3	34.9	35.1	39.3	144.6	36.0	37.9	31.8	33.1	138.8
Restructuring and other costs (a)	2.4	1.5	1.2	7.2	12.3	0.6	4.3	0.7	3.9	9.5
Change in preferred stock ownership costs	-	-	0.5	1.4	1.9	-	-	-	-	-
Pension plan curtailment cost	-	-	-	1.9	1.9	-	-	-	-	-
Other - net	(0.2)	(0.3)	0.4	(2.6)	(2.7)	0.5	(0.5)	(0.3)	1.2	0.9
Total other costs and expenses	37.5	36.1	37.2	47.2	158.0	37.1	41.7	32.2	38.2	149.2

Operating earnings (loss)	(2.0)	2.6	3.0	1.2	4.8	1.5	6.5	6.5	(3.5)	11.0

Interest expense - net	(7.7)	(7.9)	(8.0)	(7.8)	(31.4)	(8.0)	(8.2)	(8.4)	(8.3)	(32.9)

Loss from continuing operations
before income taxes	(9.7)	(5.3)	(5.0)	(6.6)	(26.6)	(6.5)	(1.7)	(1.9)	(11.8)	(21.9)

Provision (benefit) from income taxes (b)	1.0	(4.9)	(0.5)	66.1	61.7	0.4	1.4	0.7	1.5	4.0

Earnings (loss) from continuing operations	(10.7)	(0.4)	(4.5)	(72.7)	(88.3)	(6.9)	(3.1)	(2.6)	(13.3)	(25.9)

Discontinued operations - net of income taxes (c)
Net gain (loss) on divestitures	(0.1)	0.3	-	1.0	1.2	-	-	-	1.0	1.0
Total discontinued operations	(0.1)	0.3	-	1.0	1.2	-	-	-	1.0	1.0

Net earnings (loss)	$ (10.8)	$ (0.1)	$ (4.5)	$ (71.7)	$ (87.1)	$ (6.9)	$ (3.1)	$ (2.6)	$ (12.3)	$ (24.9)

Earnings (loss) per common share
Basic
Continuing operations	$ (2.66)	$ (0.55)	$ (1.36)	$ (14.52)	$ (19.48)	$ (1.76)	$ (1.04)	$ (0.93)	$ (2.59)	$ (6.37)
Discontinued operations	(0.02)	0.05	-	0.20	0.23	-	-	-	0.18	0.19
Net earnings (loss)	$ (2.68)	$ (0.50)	$ (1.36)	$ (14.32)	$ (19.25)	$ (1.76)	$ (1.04)	$ (0.93)	$ (2.41)	$ (6.18)
Diluted
Continuing operations	$ (2.66)	$ (0.55)	$ (1.36)	$ (14.52)	$ (19.48)	$ (1.76)	$ (1.04)	$ (0.93)	$ (2.59)	$ (6.37)
Discontinued operations	(0.02)	0.05	-	0.20	0.23	-	-	-	0.18	0.19
Net earnings (loss)	$ (2.68)	$ (0.50)	$ (1.36)	$ (14.32)	$ (19.25)	$ (1.76)	$ (1.04)	$ (0.93)	$ (2.41)	$ (6.18)

(a) In 2007 and 2008, relates principally to costs for the consolidation of the global mold technologies and European plastics machinery businesses to reduce their cost structures and improve customer service. In 2008, also includes CEO transition costs.

(b) In 2007, includes a $63 million non-cash charge associated with the change in ownership of a majority of the company's Series B Preferred Stock, as announced in October, 2007.

(c) All years, represents adjustments of reserves related to prior divestitures.
Notes:
These statements are unaudited and subject to year-end adjustments including goodwill impairment testing, which is not yet complete.
Per-share amounts include accruals for preferred dividends and effect of beneficial conversion feature.

Historical Segment and Supplemental Information
(In Millions)
	2007					2008
	Qtr 1	Qtr 2	Qtr 3	Qtr 4	Year	Qtr 1	Qtr 2	Qtr 3	Qtr 4	Year
Machinery technologies North America
Sales	$ 91.1	$ 91.5	$ 92.9	$ 91.5	$ 367.0	$ 92.4	$ 95.3	$ 92.4	$ 83.0	$ 363.1
Operating cash flow (a)	3.4	6.5	5.1	1.6	16.6	4.1	9.3	9.7	1.5	24.6
Segment earnings	1.8	4.9	3.8	0.3	10.8	2.8	8.0	8.4	0.3	19.5
New orders	97.9	90.1	91.4	98.8	378.2	93.9	83.1	82.4	64.4	323.8
Machinery technologies Europe
Sales	$ 34.4	$ 40.2	$ 45.5	$ 60.4	$ 180.5	$ 44.0	$ 50.0	$ 38.0	$ 40.5	$ 172.5
Operating cash flow (a)	(0.2)	1.2	1.8	4.5	7.3	0.5	1.4	(1.0)	-	0.9
Segment earnings (loss)	(1.2)	0.3	0.9	3.3	3.3	(0.4)	0.4	(1.9)	(0.9)	(2.8)
New orders	46.6	45.1	46.3	50.5	188.5	42.6	41.4	45.2	23.4	152.6
Mold technologies
Sales	$ 37.9	$ 35.8	$ 36.9	$ 37.6	$ 148.2	$ 38.0	$ 37.8	$ 34.6	$ 31.2	$ 141.6
Operating cash flow (a)	1.4	0.3	0.8	3.9	6.4	1.3	1.7	1.3	2.3	6.6
Segment earnings (loss)	0.3	(0.8)	(0.4)	2.8	1.9	0.5	1.0	0.7	1.6	3.8
New orders	36.7	36.5	37.4	37.2	147.8	37.8	37.7	34.9	30.4	140.8
Eliminations
Sales	$ (2.8)	$ (2.4)	$ (2.4)	$ (4.2)	$ (11.8)	$ (3.1)	$ (2.8)	$ (3.0)	$ (6.1)	$ (15.0)
New orders	(2.8)	(2.1)	(3.4)	(4.6)	(12.9)	(2.9)	(3.9)	(4.6)	(3.4)	(14.8)
Total plastics technologies
Sales	$ 160.6	$ 165.1	$ 172.9	$ 185.3	$ 683.9	$ 171.3	$ 180.3	$ 162.0	$ 148.6	$ 662.2
Operating cash flow (a)	4.6	8.0	7.7	10.0	30.3	5.9	12.4	10.0	3.8	32.1
Segment earnings	0.9	4.4	4.3	6.4	16.0	2.9	9.4	7.2	1.0	20.5
New orders	178.4	169.6	171.7	181.9	701.6	171.4	158.3	157.9	114.8	602.4
Industrial fluids
Sales	$ 29.7	$ 32.2	$ 30.8	$ 31.3	$ 124.0	$ 31.5	$ 35.4	$ 33.0	$ 26.1	$ 126.0
Operating cash flow (a)	3.6	3.6	4.0	7.0	18.2	3.3	5.1	3.8	2.5	14.7
Segment earnings	3.3	3.2	3.5	6.6	16.6	2.9	4.6	3.4	2.1	13.0
New orders	29.7	32.2	30.8	31.3	124.0	31.4	35.4	33.0	26.1	125.9
Total continuing operations
Sales	$ 190.3	$ 197.3	$ 203.7	$ 216.6	$ 807.9	$ 202.8	$ 215.7	$ 195.0	$ 174.7	$ 788.2
Operating cash flow (a)	4.4	8.2	8.6	16.0	37.2	5.7	14.4	11.0	3.7	34.8
Segment earnings	4.2	7.6	7.8	13.0	32.6	5.8	14.0	10.6	3.1	33.5
Restructuring and other costs (b)	(2.4)	(1.5)	(1.2)	(7.4)	(12.5)	(0.6)	(4.3)	(1.1)	(3.9)	(9.9)
Change in preferred stock
ownership costs	-	-	(0.5)	(1.4)	(1.9)	-	-	-	-	-
Pension plan curtailment cost	-	-	-	(1.9)	(1.9)	-	-	-	-	-
Corporate expenses	(3.7)	(3.4)	(3.0)	(1.0)	(11.1)	(3.5)	(3.1)	(2.7)	(2.6)	(11.9)
Other unallocated expenses	(0.1)	(0.1)	(0.1)	(0.1)	(0.4)	(0.2)	(0.1)	(0.3)	(0.1)	(0.7)
Operating earnings (loss)	(2.0)	2.6	3.0	1.2	4.8	1.5	6.5	6.5	(3.5)	11.0
Percent of sales	-1.1%	1.3%	1.5%	0.6%	0.6%	0.7%	3.0%	3.3%	-2.0%	1.4%
New orders	208.1	201.8	202.5	213.2	825.6	202.8	193.7	190.9	140.9	728.3
Ending backlog	126.6	132.1	131.2	129.1	129.1	134.1	110.8	102.7	65.8	65.8

(a) Represents EBITDA (earnings before interest, income taxes, depreciation and amortization) before restructuring costs.
(b) In 2007 and 2008, relates principally to costs for the consolidation of the global mold technologies and European plastics machinery businesses to reduce their cost structures and improve customer service. In 2008, also includes CEO transition costs.
Note: These statements are unaudited and subject to year-end adjustments including goodwill impairment testing, which is not yet complete.